EFFECTIVE AUGUST 23RD, 2004

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   December 16, 2004
                                                   -----------------


                           BISHOP CAPITAL CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Wyoming                     0-21867                   84-0901126
 ---------------------------         ----------              -----------------
(State or other jurisdiction        (Commission             (IRS Employer
    of incorporation)               File Number)            Identification No.)


                    222 N. Broadway, Riverton, Wyoming 82501
           ----------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (307) 856-3800
               --------------------------------------------------
              (Registrant's telephone number, including area code)


                 716 College View Drive, Riverton, Wyoming 82501
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 8

Item 8.01 - Other Events.

         At the Special Meeting of Shareholders held on December 16, 2004, the shareholders of the Registrant voted in favor of an amendment to its Articles of Incorporation to effect a 1 for 110 reverse stock split and repurchase resulting fractional shares. Upon implementing the reverse stock split, there will be less than 300 shareholders of record of the Registrant's common stock. The Registrant will then be eligible, and intends to terminate the registration of its common stock under the Securities and Exchange Act of 1934. The Registrant's duty to file periodic reports, such as quarterly and annual reports, and to make other filings with the Securities and Exchange Commission will then end. As a result, the Registrant would no longer incur the substantial economic burden of being a public company when it could not obtain the principal benefits of being a public company- in particular, having a sustained public market and liquidity for its common stock; and, the ability to raise capital in the public market.

         651,856 shares were represented at the Meeting, more than a majority of the 969,127 shares of common stock outstanding and entitled to vote on the amendment as of the November 5, 2004 record date. 544,318 shares were voted in favor of the amendment; 104,712 shares against; and 826 shares abstained from voting.

         The shareholders overwhelmingly approved the amendment enabling the Registrant to cease SEC reporting and repurchase post-reverse split fractional shares at $1 per share (on a pre-split share price basis). However, the Registrant will not at this time implement the amendment because of pending litigation with Robert Robotti and two affiliated entities ("Robotti").

         Robotti owns approximately five percent (5%) of the Registrant's common stock. Robotti bought additional shares during the past year knowing that the Registrant would seek shareholder approval of the amendment. Almost a year before the Meeting Robotti notified the Registrant that he wanted to buy all of its outstanding shares for $1. Later he made other offers, all of which were rejected by the Registrant and are disclosed in the Registrant's Proxy Statement related to the Shareholder Meeting. Shortly before the Meeting, Robotti filed an action in the Federal District Court, Southern District of New York seeking to prevent the Meeting. Robotti claimed that the Registrant's Proxy Statement was materially inaccurate regarding, among other things, the information regarding the value of the Registrant's assets. Robotti sought a court order to require the Registrant to amend the Proxy Statement in accordance with his views if the Registrant were to proceed with a shareholders meeting. The Registrant responded by filing a motion to transfer the case to the Federal District Court for Wyoming, where the Registrant is incorporated and has its principal place of business. The Registrant also filed a motion for dismissal. At the suggestion of the Court, the parties agreed to enter a standstill agreement under which the Shareholder Meeting and vote would proceed, but the amendment - if approved by the shareholders - would not be made effective pending resolution of the litigation. On December 21, 2004 the Court granted Registrant's motion and transferred the action from New York to Wyoming, where Registrant's motion to dismiss will be ruled on.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  December 28, 2004                    BISHOP CAPITAL CORPORATION



                                            By:  /s/  Robert E. Thrailkill
                                               --------------------------------
                                                      Robert E. Thrailkill
                                                      President and
                                                      Chief Executive Officer